Exhibit   4.1
                              ARTICLES OF AMENDMENT

                                       TO
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                           CITIZENS FIRST CORPORATION

                  Citizens First Corporation, a corporation organized and existing under and by virtue of the laws of the Commonwealth of Kentucky (the "Corporation"), does hereby certify:
                  FIRST:   The name of the Corporation is Citizens First
Corporation.
                  SECOND: That the Board of Directors of said Corporation adopted resolutions proposing and declaring advisable the following amendment to the Restated Articles of Incorporation of said Corporation:
         RESOLVED, that the Restated Articles of Incorporation of the Corporation be amended by changing Article VII thereof so that as amended, said Article VII shall be and read in its entirety as follows:

                                   ARTICLE VII

                  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company managed under the direction of, its board of directors. The number of directors shall be fixed by resolution of the board of directors from time to time, subject to the applicable provisions of the Act and the Company's bylaws, and shall be at least seven (7) and not more than fifteen (15). The directors shall be divided into three classes with each class being as nearly equal in number as possible. The term of office of the first class of directors shall be one (1) year and shall expire at the first annual meeting of the shareholders of the Company (or until their successors are elected and qualified) after their election; the term of the second class of directors shall be two (2) years and shall expire at the second annual meeting of the shareholders of the Company (or until their successors are elected and qualified) after their election; and the term of the third class of directors shall be three (3) years and shall expire at the third annual meeting of the shareholders of the Company (or until their successors are elected and qualified) after their election.

                  Beginning with the first annual meeting of shareholders of the Company after the election of directors to the three classes described above, the term of office for each class of directors elected or re-elected to the board of directors shall be three (3) years and shall expire at the third succeeding annual meeting following their election or re-election (or until their successors are elected and qualified).

                  THIRD: The foregoing amendment to the Restated Articles of Incorporation was adopted by the shareholders of the Corporation at a meeting held on April 27, 2000. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote on the amendment and the number of votes of each voting group indisputably represented at the meeting are as follows:
                          No. of Shares          No. of Votes      No. of Shares
    Designation           Outstanding         Entitled to be Cast    Represented
    -----------           -------------       -------------------    -----------
         Common              643,053                643,053             622,628


         The total number of undisputed votes cast for the amendment by each voting group was 622,478. The number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.
                  FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of the Kentucky
Business Corporation Act.
                  IN  WITNESS   WHEREOF,   the   Corporation   has  caused  this
certificate to be signed this 8th day of August, 2000.


                           CITIZENS FIRST CORPORATION


                                                     By:  Bill Wright

                                                     Title:Vice President and
                                                      Chief Financial Officer